UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Maverick Tube Corporation

(Name of Registrant as Specified In Its Charter)
N/A

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MAVERICK TUBE CORPORATION
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri 63017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of:
      Maverick Tube Corporation
      You are invited to attend Maverick Tube Corporation’s 2006 annual meeting of stockholders. The meeting will be held at the JW Marriott Hotel, 5150 Westheimer, Houston, Texas 77056, on Monday, May 15, 2006 at 2:00 p.m. (central daylight time).
      The purposes of this year’s meeting are:

1. to elect seven directors,

2. to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and

3. to transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.
      Our board of directors set March 16, 2006 as the record date for the meeting. This means that if you were a stockholder at the close of business on that date, you are entitled to receive this notice of the meeting and to vote at the meeting and any adjournment(s) of the meeting.
      A copy of our 2005 annual report accompanies this notice.

By Order of the Board of Directors,

/s/ JOYCE M. SCHULDT

JOYCE M. SCHULDT
Senior Vice President- Finance,
Chief Financial Officer
and Secretary
April 12, 2006
Chesterfield, Missouri
YOUR VOTE IS IMPORTANT!
Whether or not you expect to attend the annual meeting, please mark, sign and date the enclosed proxy card and return it promptly in the enclosed envelope.

MAVERICK TUBE CORPORATION

PROXY STATEMENT

       The board of directors of Maverick Tube Corporation (referred to in this proxy statement also as “Maverick”, the “Company”, “we”, “our” and similar terms) is mailing this proxy statement and the proxy card to you to solicit proxies to be voted at our annual meeting of stockholders and at any adjournment(s) of the meeting. This proxy statement and the proxy card were first mailed or delivered on or about April 12, 2006. The meeting will be held at the JW Marriott Hotel, 5150 Westheimer, Houston, Texas 77056, on Monday, May 15, 2006 at 2:00 p.m. (central daylight time) for the purposes listed in the accompanying notice.
      We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may pay brokers and other persons holding shares of stock in their names, or in the names of their nominees, for the reasonable expenses incurred in sending soliciting material to their principals. We have retained Georgian Shareholder Communication, a proxy solicitation firm, to assist us with the solicitation of proxies. We expect that Georgian Shareholder Communication’s services will cost approximately $1,125.
      Our executive office is located at 16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017.

Questions and Answers about the Meeting and Voting
Who may vote?
      You may vote if you owned shares of Maverick Tube Corporation common stock at the close of business on March 16, 2006, the record date for our 2006 annual meeting of stockholders. As of March 16, 2006, we had 36,919,860 shares of common stock outstanding. We have no class or series of voting stock outstanding other than the common stock. You are entitled to one vote for each share of common stock you owned on the record date for each director to be elected and on each other matter presented at the annual meeting of stockholders.
What am I voting on?

•	You are voting to elect seven directors. Each director, if elected, will serve a term of one year and until his or her successor has been elected and has qualified. Our board of directors recommends a vote “FOR” the election of each of the director nominees named in this proxy statement.

•	You are voting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Our board of directors recommends a vote “FOR” the ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm.

•	In addition, you may vote on other business, if it properly comes before the meeting or any adjournment(s) of the meeting.
How do I vote?

•	In person: If you are a record stockholder, which means your shares are registered in your name, you can vote in person at the meeting. If you hold your shares in street name, which means your shares are registered in the name of your broker, bank or other nominee, you may vote in person at the meeting if you first obtain a proxy issued in your name from the institution that holds your shares.

•	By written proxy: You can vote by written proxy. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy unless you subsequently revoke your proxy. You can return your proxy card in the enclosed envelope, which requires no postage if mailed in the U.S. If you hold your shares in street name, you will receive separate instructions from your broker, bank or other nominee describing the procedures for voting your shares.
What vote is required to elect directors?
      Directors are elected by a plurality vote. That means that the seven nominees who receive the most votes are elected. A majority vote is not required.
What vote is required to ratify the appointment of our independent registered public accounting firm?
      Ratification of our Audit Committee’s appointment of Ernst & Young LLP requires a majority vote.
Can I revoke my proxy?
      Yes. You can revoke your proxy by:

•	giving written notice to our corporate Secretary prior to the actual vote at the meeting,

•	delivering a later-dated proxy card prior to or at the meeting, or

•	voting in person at the meeting.

What is the record date and what does it mean?
      The record date for the 2006 annual meeting of stockholders is March 16, 2006. The record date is set by our board of directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting, and

•	vote at the meeting and at any adjournment(s) of the meeting.
What if I do not specify my vote when I return my proxy?
      You should specify your choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	“FOR” the election of all director nominees named in this proxy statement, and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
How are designations to “withhold authority” and broker “non-votes” counted?
      If you designate on the proxy that you are “withholding authority” to vote for a director nominee or nominees, your shares will:

•	be counted as present solely for the purpose of determining the presence of a quorum for transacting business at the meeting, and

•	only have the effect of lowering the vote totals of the individual directors for whom authority is withheld.
      A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

•	does not have the discretionary voting power on the matter.
      Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on another matter presented at the meeting. Also, broker “non-votes” will not be treated as shares represented at the annual meeting as to such matter(s) not voted on and therefore will have no effect.
      With regard to matters other than the election of directors, abstentions (including proxies that deny discretionary authority in a matter properly brought before this meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against the matter.
What is a quorum?
      A majority of the shares entitled to vote must be represented, in person or by proxy, at the meeting to constitute a quorum for purposes of conducting business at the meeting.
Does Maverick have a policy about director attendance at the annual meeting?
      No. We encourage and expect, however, that all director nominees will attend this year’s annual meeting. All of our directors attended the 2005 annual meeting.

Security Ownership of Certain Beneficial Owners
      The table below sets forth information as of the close of business on March 16, 2006 with respect to each person known by us to own beneficially more than 5% of our outstanding shares of common stock.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Barclays Global Investors, NA(1)	2,807,497	7.60
45 Fremont Street, 17th Floor San Francisco, CA 94105
FMR Corp(2)	2,646,792	7.17
82 Devonshire Street Boston, MA 02109
Neuberger Berman Inc.(3)	3,480,636	9.43
605 Third Avenue New York, NY 10158
Third Avenue Management LLC(4)	2,302,925	6.24
622 Third Avenue, 32nd Floor New York, NY 10017
Wachovia Corporation(5)	2,762,064	7.48
One Wachovia Center Charlotte, NC 28288

(1)	As reflected on Schedule 13G, filed with the SEC on January 30, 2006, by Barclays Global Investors, NA for itself and its affiliate, Barclays Global Fund Advisors (together, “Barclays”). Barclays reported sole voting power of 2,629,528 shares, sole dispositive power of 2,807,497 shares, and no shared voting or dispositive power.

(2)	As reflected on Schedule 13G, filed with the SEC on February 14, 2006, by FMR Corp. (“FMR”). FMR reported sole voting power of 227,850 shares, sole dispositive power of 2,646,792 shares and no shared voting or dispositive power.

(3)	As reflected on Schedule 13G, filed with the SEC on February 14, 2006, by Neuberger Berman Inc. (“Neuberger”). Neuberger reported sole voting power of 2,567,136 shares, sole dispositive power of 3,480,636 and shared voting power of 226,000 shares.

(4)	As reflected on Schedule 13G/ A, filed with the SEC on February 15, 2006, by Third Avenue Management LLC (“Third Avenue”). Third Avenue reported sole voting power of 2,276,875 shares, sole dispositive power of 2,302,925 shares and no shared voting or dispositive power.

(5)	As reflected on Schedule 13G, filed with the SEC on February 10, 2006, by Wachovia Corporation. Wachovia Corporation reported sole voting power of 2,697,985 shares, sole dispositive power of 2,731,068 shares, shared dispositive power of 936 shares and no shared voting power.

Security Ownership of Officers and Directors
      The table below shows, as of March 16, 2006, the beneficial ownership of our common stock by:

•	each of our executive officers named in the Summary Compensation Table under “Executive Compensation,” excluding former named executive officers,

•	each of our directors and director nominees, and

•	all of our directors and executive officers as a group.
      The individuals named have furnished this information to us.

			Currently
	Amount and Nature of		Exercisable
Name of Beneficial Owner	Beneficial Ownership		Options(1)	Percent of Class

C. Robert Bunch	38,974	(2)	13,290	*
T. Scott Evans	122,276	(3)	50,556	*
Joyce M. Schuldt	13,232	(4)	3,278	*
Gerald Hage	12,000	(5)	10,000	*
David H. Kennedy	58,650	(6)	35,000	*
Wayne P. Mang	7,000	(7)	2,500	*
Paul McDermott	28,000	(8)	25,000	*
C. Adams Moore	8,000	(9)	5,000	*
Jack B. Moore	8,500	(10)	7,500	*
All directors and executive officers as a group (9 persons)	296,632		152,124	0.8%
				(of 36,919,860 shares)

*	Represents less than 1% of the class.

(1)	Number of shares of common stock issuable upon the exercise of options that are presently exercisable or will first become exercisable within 60 days of March 16, 2006. Such shares are included in the number of shares of common stock indicated under the column captioned “Amount and Nature of Beneficial Ownership” above. We have not included in this table the shares of common stock underlying unvested restricted stock units.

(2)	Includes 12,533 shares of common stock and 13,151 shares of restricted common stock.

(3)	Includes 71,720 shares of common stock (560 of shares of common stock, 21,134 shares of restricted common stock which are held directly by Mr. Evans and 50,026 shares of common stock which are held in various trusts of which Mr. Evans is a trustee).

(4)	Includes 9,954 shares of restricted common stock.

(5)	Includes 2,000 shares of restricted common stock.

(6)	Includes 21,650 shares of common stock and 2,000 shares of restricted common stock.

(7)	Includes 2,500 shares of common stock and 2,000 shares of restricted common stock.

(8)	Includes 1,000 shares of common stock and 2,000 shares of restricted common stock.

(9)	Includes 1,000 shares of common stock and 2,000 shares of restricted common stock.

(10)	Includes 1,000 shares of restricted common stock.

Proposal 1 — Election of Directors
      The term of office of each of our directors expires at the 2006 annual meeting of stockholders. The persons named on the accompanying proxy card intend, unless otherwise directed, to vote the proxies for the election of each of the seven nominees named below as our directors to serve until the 2007 annual meeting of stockholders and until their successors are elected and qualified. In accordance with our bylaws, our board of directors has fixed the number of directors for Maverick at seven. Each of the nominees was recommended for election by all of our independent directors and has consented to serve if elected. However, if any person named below should become unavailable for election as a director, the holders of the proxies reserve the right to substitute another nominee of their choice. The company has no reason to expect that any of the nominees will not be able to serve.
      Our board of directors recommends that you vote in favor of each of the seven nominees.
Director Nominees

		Served as
	Principal Occupation, Business Experience and Other	a Director
Nominee	Directorships	Since

C. ROBERT BUNCH, Age 51 Chairman of the Board of Directors	Chairman of the Board of Directors of Maverick since January 2005, President of Maverick since August 2005 and Chief Executive Officer of Maverick since October 2004. President of Maverick from October 2004 until January 2005. Independent oil service consultant from 2003 until 2004. President and Chief Operating Officer of Input/ Output, Inc. (an independent provider of seismic imaging technologies and digital, full-wave imaging solutions for the oil and gas industry) from 2002 to 2003. Vice President and Chief Administrative Officer of Input/ Output, Inc. from 1999 to 2002. Partner in the law firm of King & Pennington, L.L.P. from 1997 to 1999. Director of Pioneer Drilling Company and Olin Corporation.	1991
GERALD HAGE, Age 59 Compensation Committee	Independent oil service consultant since 1998. Chief Executive Officer and Chairman of the Board of Directors of Phoenix Energy Services from 1994 to 1998. President and Chief Executive Officer of Total Energy Services from 1988 to 1994. Officer of several Baker Hughes Incorporated companies (Baker Hughes Incorporated is a provider of drilling, formation evaluation, completion and production products and services to the oil and gas industry) from 1979 to 1988. Vice President, Manufacturing Operations of International Harvester Company from 1970 to 1978.	2004
DAVID H. KENNEDY, Age 56 Audit Committee (Chairman)	Independent energy consultant since 1999. Managing Director of First Reserve Corporation (a private equity firm specializing in the energy industry) from 1981 to 1998.	1996

		Served as
	Principal Occupation, Business Experience and Other	a Director
Nominee	Directorships	Since

WAYNE P. MANG, Age 68 Audit Committee Nominating and Governance Committee	President of Mang Enterprises (a business consulting firm) since 1997. President and Chief Operating Officer of Russel Metals Corp. (a metals distribution and processing company) from 1991 to 1997. President and Chief Executive Officer of Metals Group of Federal Industries Ltd. (predecessor to Russel Metals) from 1982 to 1991.	1997
PAUL McDERMOTT, Age 52 Nominating and Governance Committee (Chairman) Compensation Committee	Managing Partner of Cadent Energy Partners, LLC (a private equity energy investment management firm) since 2003. Managing Partner of RBC Capital Partners Limited (a division of The Royal Bank of Canada) from 2001 to 2003. President of Energy Investment Corp. (an investment management firm) from 1996 to 2000.	2003
C. ADAMS MOORE, Age 72 Compensation Committee (Chairman) Audit Committee Nominating and Governance Committee	Independent consultant in the steel distribution and fabrication businesses since February 1992. President of Bethlehem Steel Export Corporation from 1983 to 1992. Vice President of Sales of Bethlehem Steel Corporation from 1982 to 1992.	1996
JACK B. MOORE, Age 52 Audit Committee	Senior Vice President, Cooper Cameron Corporation since July 2005 and President of its Cameron Division since 2002 and Vice President & General Manager of its Western Hemisphere operations from 1999 to 2002. Held numerous positions with Baker Hughes Incorporated from 1976 to 1999.	2005
Determination of Director Independence
      For a director to be considered independent, our board of directors must affirmatively determine that the director has no material relationship with Maverick (either directly or as an officer, shareholder or partner of an organization that has a relationship with Maverick). Our board of directors observes all criteria for independence established by the New York Stock Exchange (“NYSE”) and other governing laws and regulations.
      In its annual review of director independence, the board of directors considers all relevant facts and circumstances, including all commercial, banking, consulting, legal, accounting, charitable or other business relationships that a director may have with Maverick. As a result of its annual review, our board of directors has determined that each of our directors, other than Mr. Bunch, our President and Chief Executive Officer, is independent as defined in the NYSE listing standards.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of a class of the Company’s registered securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the reports, including an annual ownership report, if required. We received written representations from each executive officer and director who did not file an annual ownership report on Form 5 that no Form 5 was required. Based on our review of the reports and representations, except as set forth below, we believe that all required Section 16(a) reports were filed timely in 2005. Messrs. Bunch and Evans each had two late filings of reports on Forms 4 for two awards of stock options, restricted common stock and restricted share units. Mr. Bunch filed Forms 4 on March 17, 2005 and December 1, 2005, for awards granted on February 22, 2005 and November 23, 2005, respectively. Mr. Evans filed Forms 4 on March 18, 2005 and December 1, 2005, for awards granted on the same dates as Mr. Bunch above. Ms. Schuldt and Mr. Cowan each had one late filing of a report on Form 4 for an award of stock options, restricted common stock and restricted stock units. Ms. Schuldt filed a Form 4 on December 1, 2005, for awards granted on November 23, 2005, and Mr. Cowan filed a Form 4 on March 18, 2005, for awards granted on February 22, 2005.
Board of Directors and Board of Directors’ Committees
      During 2005, our board of directors held 12 meetings. During the last fiscal year, each incumbent director of Maverick attended more than 75 percent of the aggregate of the total number of meetings:

•	of the board of directors held during the period for which the director was a director, and

•	of all committees of the board of directors on which the director served during the period that the director was a member of the Committee.
      In order to promote discussion among the non-management directors, regularly scheduled executive sessions (that is, meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. An election is made at each executive session determining which non-management director will organize and chair such session. The results are communicated to the chairman of the board of directors, as appropriate.
      Our board of directors is committed to the highest ethics. To that end, our board of directors has adopted a set of corporate governance guidelines, which are described in greater detail in the section titled “Corporate Governance.”
      Our board of directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee is composed entirely of independent directors. The board of directors has adopted a written charter for each committee that complies with the applicable regulatory requirements and NYSE listing standards. Each committee reviews its charter annually. The charters are available on Maverick’s website, www.mavericktube.com.

Audit Committee
      The Audit Committee held eight meetings during 2005 and its current members are:

David H. Kennedy, Chairman
Wayne P. Mang
C. Adams Moore
Jack B. Moore
      The board of directors has determined that each current member of the Audit Committee is independent, as defined in the NYSE listing standards and Rule 10A-3, and financially literate. In addition, our board of directors has determined that each of Mr. Kennedy and Mr. Mang possess sufficient accounting or related financial management expertise to qualify as an “audit committee financial expert,” as defined by the SEC. The Audit Committee assists the board of directors in monitoring:

•	the integrity of our financial statements,

•	the independent registered public accounting firm’s qualifications and independence,

•	the performance of Maverick’s internal audit function and independent registered public accounting firm, and

•	Maverick’s compliance with legal and regulatory requirements.

      In addition, the Audit Committee:

•	prepares a report required to be included in our proxy statement,

•	annually appoints the independent registered public accounting firm,

•	approves in advance all audit engagement fees and terms and all permitted non-audit engagements,

•	reviews with the independent registered public accounting firm a plan and scope of the audit and audit fees,

•	meets periodically with the independent registered public accounting firm, the internal auditors, the board of directors and management to monitor the adequacy of reporting, internal controls and compliance with Maverick’s policies, and

•	reviews Maverick’s consolidated financial statements and performs the other functions or duties provided in the Audit Committee’s charter.
      The Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters. At least once every three years, we will include a copy of the Audit Committee’s charter as an appendix to our proxy statement.
      No member of the Audit Committee is now an officer or an employee of Maverick or any of its subsidiaries or has been at any time an officer of Maverick or any of its subsidiaries or has had any substantial business dealings with Maverick or any of its subsidiaries.

Compensation Committee
      The Compensation Committee held five meetings during 2005. Each member of the Compensation Committee is independent, as defined in the NYSE listing standards, and its current members are:

C. Adams Moore, Chairman
Gerald Hage
Paul McDermott
      The Compensation Committee is responsible for determining the nature and amount of director and executive officer compensation, and for producing an annual report on executive compensation to be included in our proxy statement.
      The Compensation Committee:

•	reviews and approves corporate goals and objectives relevant to compensation of the Chief Executive Officer,

•	evaluates the performance of our Chief Executive Officer in light of these goals and objectives, and

•	determines and approves the compensation level for the Chief Executive Officer based on this evaluation.
      In addition, the Committee reviews and approves the annual base salary, the annual incentive opportunity level, the long-term incentive opportunity level, employment, severance and change of control agreements, and any supplemental benefits, for Maverick’s executive officers, including our Chief Executive Officer.
      No member of the Compensation Committee is now an officer or an employee of Maverick or any of its subsidiaries or has been at any time an officer of Maverick or any of its subsidiaries or has had any substantial business dealings with Maverick or any of its subsidiaries.

Nominating and Governance Committee
      The Nominating and Governance Committee held four meetings during 2005. Each member of the Nominating and Governance Committee is independent, as defined in the NYSE listing standards, and its current members are:

Paul McDermott, Chairman
Wayne P. Mang
C. Adams Moore
      The Nominating and Governance Committee is responsible for identifying individuals qualified to become directors, recommending to the board of directors director nominees for the next annual meeting of stockholders, and developing and recommending to the board of directors a set of corporate governance guidelines.
      The Nominating and Governance Committee develops qualification criteria for directors, and oversees the evaluation of the board of directors and executive management. Annually, the Nominating and Governance Committee is responsible for developing a succession plan for our Chief Executive Officer and for reviewing the succession plans relating to executive officer positions.
      The Nominating and Governance Committee will accept for consideration stockholders’ nominations for directors if made in writing and in accordance with the relevant rules and procedures. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper assessments as to his or her qualifications. Nominations must be addressed to Maverick’s Secretary at 16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017. The Nominating and Governance Committee may also conduct its own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the Committee. At the appropriate time, candidates deemed by the Nominating and Governance Committee to be qualified may be asked to conduct one or more personal interviews with appropriate directors.
      No member of the Nominating and Governance Committee is now an officer or an employee of Maverick or any of its subsidiaries or has been at any time an officer of Maverick or any of its subsidiaries or has had any substantial business dealings with Maverick or any of its subsidiaries.
Corporate Governance

Corporate Governance Guidelines
      We expect that each director will have the highest personal and professional ethics, integrity and values and consistently exercise sound and objective business judgment. In addition, we expect that the board of directors as a whole will be made up of individuals with significant senior management and leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.
      Consistent with these expectations, our board of directors has adopted, based on the recommendation of the Nominating and Governance Committee, a set of corporate governance guidelines establishing general principles with respect to, but not limited to, director qualifications, responsibilities, orientation and education. Among other things, our corporate governance guidelines provide that:

•	our board of directors and each committee will review its own performance regularly,

•	our non-management directors will meet in regularly scheduled executive sessions without management, including our Chief Executive Officer,

•	our board of directors, the Nominating and Governance Committee and our Chief Executive Officer will work together, at least annually, on Chief Executive Officer succession planning, including the development of an annual report regarding succession planning,

•	no director may serve on the board of directors of more than three other public companies, and

•	a director must volunteer his or her resignation as a board member if and when the director’s principal occupation or job duties change.
      In addition, the guidelines address the issues of director stock ownership, access to management and independent advisors, general director compensation principles and management succession. You can obtain a copy of the corporate governance guidelines from Maverick’s website, www.mavericktube.com.

Code of Business Conduct and Ethics
      All directors and Maverick employees are required to comply with Maverick’s code of business conduct and ethics to ensure that our business is conducted in a legal and ethical manner. Maverick’s code of business conduct and ethics covers all areas of professional conduct including employment policies and practices, conflicts of interest and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of our code of business conduct and ethics. Our Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting control or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. If we amend our code of business conduct and ethics or if we grant a waiver of the code or any of its provisions to any of our officers or directors, we will disclose the amendment or waiver, as the case may be, on our website, www.mavericktube.com. Maverick’s code of business conduct and ethics is available on our website, www.mavericktube.com.

Board of Directors Committee Charters
      As discussed above, our board of directors has adopted a charter for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each charter is reviewed annually by the relevant committee and revised to the extent that the committee and the board of directors deem appropriate. Each charter is available on our website, www.mavericktube.com.

Availability of Corporate Governance Documents
      Each of our corporate governance guidelines, board of directors’ committee charters and the code of business conduct and ethics are available, free of charge, on our website, www.mavericktube.com. We will also provide these documents, free of charge, to any stockholder who requests them by writing to the following address:

Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri 63017
Attention: Secretary

Compensation of Directors
      During 2005, we paid an annual retainer of $30,000 ($7,500 in each quarter) to each of our non-employee directors. In addition, we paid each non-employee director $1,500 for each board of directors meeting and committee meeting attended. In addition, Maverick paid the ordinary and necessary out-of-pocket expenses incurred by non-employee directors to attend board of directors and committee meetings, and director education programs.
      In addition to the non-employee director annual retainer, we also pay the following annual retainers:

Audit Committee Chairman:	$12,000
Audit Committee Member (non-Chairman):	4,000
Compensation Committee Chairman:	7,000
Nominating and Governance Committee Chairman:	7,000
      In May 2005, pursuant to the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors, each of our non-employee directors, other than Mr. Jack B. Moore who was elected on August 10, 2005, received an option to acquire 2,500 shares of our common stock at an exercise price equal to the fair market value of such shares at the time of grant and 1,000 restricted shares of our common stock. In November 2005, pursuant to the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors, each of our non-employee directors received an option to acquire 2,500 shares of our common stock at an exercise price equal to the fair market value of such shares at the time of grant and 1,000 restricted shares of our common stock. On August 11, 2005, pursuant to the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors, Mr. Jack B. Moore and Mr. Gerald Hage, our two new directors in 2005, each received an option to acquire 5,000 shares of our common stock at an exercise price equal to the fair market value of such shares at the time of grant.

Proposal 2 — Ratification of the Appointment of Ernst & Young LLP as our
Independent Registered Public Accounting Firm
      The Audit Committee of our board of directors proposes and recommends that you vote to ratify the selection by our Audit Committee of the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for 2006. Ernst & Young LLP served as our independent registered public accounting firm for the 2005 fiscal year.
      A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
      The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is required for ratification of the appointment of the independent registered public accounting firm.
      The Audit Committee and Maverick have policies in place to ensure that Ernst & Young LLP is only engaged to provide other permitted services when it is believed that Ernst & Young LLP is the most qualified service provider, and the services do not conflict with Ernst & Young LLP’s role as our independent registered public accounting firm. We do not intend to engage Ernst & Young LLP for any services other than audit services, audit-related services and tax services in the future. The Audit Committee and Maverick also have policies in place, consistent with SEC rules, mandating rotation of key audit personnel, including the engagement partner, and prohibiting the hiring of senior level personnel who have been engaged on our audit.
Pre-Approval Policies and Procedures
      Consistent with its charter, the Audit Committee pre-approves all audit and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.
Fees Billed by Independent Registered Public Accounting Firm
      In our two most recent fiscal years, Ernst & Young LLP billed us the following amounts:

	2005	2004

Audit Fees	$2,137,000	$1,990,000
Audit-Related Fees	3,000	17,000
Tax Fees	214,000	417,000
All Other Fees	—	—

Total Fees	$2,354,000	$2,424,000

      Audit Fees — consists of payments to Ernst & Young LLP for the fiscal year audit, including reporting under Sarbanes-Oxley Section 404, reviews of the financial statements included in our quarterly reports, required statutory audits, reviews of SEC filings, including related consents and comfort letters, and other services associated with the audit.
      Audit-Related Fees — consists of payments to Ernst & Young LLP for assurance services related to the audit of our employee benefit plan financial statements and other accounting consultation.
      Tax Fees — consists of payments to Ernst & Young LLP for tax services, which primarily consisted of services for federal, state and international tax compliance, tax planning and tax consultation, exclusive of tax services rendered in connection with the audit.
      All Other Fees — In 2005 and 2004, Ernst & Young LLP did not perform any services for us other than those described above. We intend to use our independent registered public accounting firm to provide only audit, audit-related and tax services in the future.
Our board of directors recommends that you vote in favor of ratification of the appointment of
Ernst & Young LLP as our independent registered public accounting firm for 2006.

Executive Compensation
Our Executive Officers
      Set forth below is certain information regarding the individuals named in the summary compensation table:

C. Robert Bunch (age 51) has served as Chairman of the Board of Directors of Maverick since January 2005, President of Maverick since August 2005 and Chief Executive Officer of Maverick since October 2004. President of Maverick from October 2004 until January 2005. From 2003 to 2004, Mr. Bunch was an independent oil service consultant. From 2002 to 2003, Mr. Bunch served as President and Chief Operating Officer of Input/ Output, Inc. (an independent provider of seismic imaging technologies and digital, full-wave imaging solutions for the oil and gas industry). From 1999 to 2002, he served as Vice President and Chief Administrative Officer of Input/ Output, Inc. From 1997 to 1999, he was a partner in the law firm of King & Pennington, L.L.P. He also is currently a director of Pioneer Drilling Company and Olin Corporation.

T. Scott Evans (age 58) has served as Maverick’s Senior Vice President and President of the Maverick Energy Group since January 2005. From 2002 to January 2005, Mr. Evans served as Maverick’s Senior Vice President — Marketing and Sales. From 1992 to 2002, Mr. Evans served as our Vice President — Commercial Operations.

Joyce M. Schuldt (age 41) has served as Maverick’s Senior Vice President — Finance and Chief Financial Officer since May 2005 and as Secretary since November 2004. From May 2004 to May 2005, Ms. Schuldt served as Maverick’s Vice President — Chief Legal Counsel and Vice President — Tax. From March 2003 to May 2004, Ms. Schuldt served as our Vice President — Tax. From 2001 to 2003, Ms. Schuldt served as Vice President — International Acquisitions and Operations and International Controller for CSI Leasing, Inc. Prior to 2001, Ms. Schuldt was employed with Ernst & Young LLP, most recently as Senior Manager.

James A. Cowan, former employee, served as Maverick’s President from January 2005 to August 2005 and as Chief Operating Officer from 2003 to August 2005. From 2003 until January 2005, in addition to his role as Chief Operating Officer, Mr. Cowan also served as our Executive Vice President. From 2002 until 2003, Mr. Cowan was employed as President and Chief Operating Officer of V&M Tubular Corporation. From 1994 until 2002, Mr. Cowan was employed by North Star Steel as General Manager.

Pamela G. Boone, former employee, served as our Vice President and Chief Financial Officer from 2001 until January 2005. From January 2005 to May 2005, Ms. Boone served as Maverick’s Vice President and Treasurer. From 1997 to 2001, Ms. Boone served as our Corporate Controller.

Compensation
      The following table sets forth compensation we paid to Mr. Bunch, our current Chairman of the Board of Directors, President and Chief Executive Officer, and to each of our most highly compensated executive officers during 2005, 2004 and 2003.
Summary Compensation Table

							Long-Term
		Annual Compensation					Compensation Awards

					Other		Restricted		Securities		All Other
	Fiscal	Salary		Bonus	Compensation		Common Stock		Underlying		Compensation
Name and Principal Position	Year	($)(1)		($)(2)	($)(3)		Awards ($)(4)		Options (#)		($)(5)

C. Robert Bunch(6)	2005	$390,000		$295,606	$40,925	(7)	$1,469,309		62,012		$4,782	(8)
Chairman of the Board of	2004	75,000		56,623	774	(9)	—		—	(10)	—
Directors, President and	2003	—		—	—		—		—		—
Chief Executive Officer
T. Scott Evans	2005	275,000		173,627	—		634,133		56,666		19,784	(11)
Senior Vice President and	2004	235,000		210,288	8,250	(12)	500,000		—		25,234	(13)
President-Maverick Energy	2003	225,000		127,424	—		—		—		32,813
Group
Joyce M. Schuldt(14)	2005	232,000		170,343	34,999	(15)	541,988		52,471		11,671	(16)
Senior Vice President —
Finance, Chief Financial
Officer and Secretary
James A. Cowan(17)	2005	969,231	(18)	160,000	24,190	(19)	499,999	(20)	33,333	(20)	10,153	(21)
Former President and	2004	315,000		274,241	15,310	(22)	1,000,000		—		42,442	(23)
Chief Operating Officer	2003	225,000		127,714	26,811	(24)	—		125,000		239,813	(25)
Pamela G. Boone (26)	2005	432,648	(27)	—	400	(28)	64,467	(29)	2,700	(29)	8,834	(30)
Former Chief Financial	2004	205,000		180,525	8,463	(31)	500,000		—		21,164	(32)
Officer	2003	195,000		109,691	—		—		—		16,505

(1)	Includes that portion of salary contributed at the named executive officer’s election under our 401(k) plan, the Maverick Tube Corporation Savings for Retirement Plan.

(2)	During 2003 and 2004, our executive officers were eligible to receive quarterly cash bonuses pursuant to our quarterly Performance Bonus Plan (up to 15% of quarterly base salary) and annual cash bonuses pursuant to our Profitability Bonus Plan based upon achievement of certain performance criteria. In 2005, executive officers are eligible to participate in only the Profitability Bonus Plan.

(3)	As permitted by the SEC rules, certain other annual compensation, such as allowances for mobile phones, may be excluded if, when aggregated for each listed individual, such compensation did not exceed the lesser of $50,000 or 10% of the respective person’s annual salary and bonus.

(4)	Represents the value of restricted common stock and restricted stock units (based on the closing price of our common stock on the date of grant). Dividends on restricted common stock are paid at the same rate as paid to all stockholders.

(5)	Includes amounts contributed by us under our 401(k) plan and additional compensation deferred under our deferred compensation plans in effect during the relevant year.

(6)	Mr. Bunch became an executive officer as of October 15, 2004. Prior to this time, Mr. Bunch was a member of Maverick’s board of directors and received compensation as a director as described in the “Compensation of Directors” section above. We paid Mr. Bunch $50,250 in connection with his service as a director during 2004. Following his appointment as an officer, our Compensation Committee approved an annual base salary of $390,000 for Mr. Bunch for 2004, which amount was prorated for the time during which he served as an officer during 2004. We paid Mr. Bunch an aggregate of $75,000 in base salary for his service as an officer during 2004.

(7)	Represents the value of personal use of an automobile provided by us ($4,030) and temporary living expenses ($36,895).

(8)	Represents the employer match amount contributed by us under our 401(k) plan ($2,401) and life and long-term disability insurance premium payments ($2,381).

(9)	Represents the value of personal use of an automobile provided by us.

(10)	Mr. Bunch was granted 10,000 stock options in May 2004 pursuant to the 1999 Director Plan, prior to his appointment as an officer. Mr. Bunch received no stock options as an executive officer in 2004.

(11)	Represents the employer match amount contributed by us under our 401(k) plan ($18,026) and life and long-term disability insurance premium payments ($1,758).

(12)	Represents the value of personal use of an automobile provided by us.

(13)	Represents a deferred compensation award ($15,000), the employer match amount contributed by us under our 401(k) plan ($8,000), and life and long-term disability insurance premium payments ($2,234).

(14)	Ms. Schuldt became an executive officer in May 2005, upon appointment as Senior Vice President — Finance, Chief Financial Officer and Secretary.

(15)	Represents a car allowance ($350), a one-time payment in lieu of a club membership ($25,549), vacation buy-out reimbursement ($7,900) and a medical credit due to non-participation in Maverick’s medical plan ($1,200).

(16)	Represents the employer match amount contributed by us under our 401(k) plan ($10,102) and life and long-term disability insurance premium payments ($1,569).

(17)	Mr. Cowan ceased employment with Maverick as of August 29, 2005.

(18)	Includes a severance payment of $700,000.

(19)	Represents a leased automobile ($7,010), club dues ($1,871) and reimbursement of legal expenses ($15,309).

(20)	The restricted common stock and option awards were forfeited upon Mr. Cowan’s termination of employment on August 29, 2005. Mr. Cowan received his restricted stock units of 7,403 common shares.

(21)	Represents the employer match amount contributed by us under our 401(k) plan ($8,739) and life and long-term disability insurance premium payments ($1,414).

(22)	Represents the value of personal use of an automobile provided by us ($10,750), and golf club membership dues ($4,560).

(23)	Represents a deferred compensation award ($30,000), the employer match amount contributed by us under our 401(k) plan ($8,000), and life and long-term disability insurance premium payments ($4,442).

(24)	Represents the cost associated with the relocation of Mr. Cowan to the St. Louis area in connection with his employment by Maverick.

(25)	Includes a $200,000 bonus paid to Mr. Cowan upon commencement of his employment with us.

(26)	Ms. Boone ceased to be an executive officer as of January 12, 2005.

(27)	Includes a severance payment of $321,900.

(28)	Represents a car allowance.

(29)	These restricted stock and option awards were forfeited upon Ms. Boone’s termination of employment on May 21, 2005.

(30)	Represents the employer match amount contributed by us under our 401(k) plan ($8,200) and life and long-term disability insurance premium payments ($634).

(31)	Represents the value of personal use of an automobile provided by us and a car allowance ($8,463).

(32)	Represents a deferred compensation award ($12,300), the employer match amount contributed by us under our 401(k) plan ($8,000), and life and long-term disability insurance premium payments ($864).

Option Grants In Last Fiscal Year
      The following table provides information regarding options that were granted during 2005 to the individuals named in the Summary Compensation Table.

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation For
	Underlying	Granted to	Exercise or		Options Term (1)
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5%	10%

C. Robert Bunch	9,869	2.1	33.77	2-22-15	$209,618	$531,150
	52,143	11.1	38.41	11-23-15	1,259,775	3,192,194
T. Scott Evans	16,666	3.6	33.77	2-22-15	353,986	896,964
	40,000	8.6	38.41	11-23-15	966,400	2,448,800
Joyce M. Schuldt	5,900	1.3	33.77	2-22-15	125,316	317,538
	10,000	2.1	27.05	5-18-15	170,100	431,100
	36,571	7.8	38.41	11-23-15	883,555	2,238,877
James A. Cowan	33,333	7.1	33.77	(2)	(2)	(2)
Pamela G. Boone	2,700	0.6	33.77	(3)	(3)	(3)

(1)	The potential realizable values shown illustrate the values that might be realized upon exercise immediately prior to the expiration of the option’s term using 5% and 10% appreciation rates set by the SEC, compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, of our stock price. Additionally, these values do not take into consideration certain provisions of the option that could affect value, such as the nontransferability or the termination thereof following termination of employment.

(2)	These shares were forfeited upon Mr. Cowan’s departure from Maverick Tube Corporation on August 29, 2005.

(3)	These shares were forfeited upon Ms. Boone’s departure from Maverick Tube Corporation on May 21, 2005.
Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares	Value	Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Realized
Name	Exercise (#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. Robert Bunch	7,500	$81,278	20,000	62,012	$328,500	$135,709
T. Scott Evans	30,000	746,750	75,000	56,666	2,017,375	159,495
Joyce M. Schuldt	0	0	3,278	59,027	62,150	341,360
James A. Cowan	125,000	2,186,578	0	0	0	0
Pamela G. Boone	85,000	1,473,409	0	0	0	0

(1)	Calculated on the basis of the fair market value of the underlying common stock at the close of business on December 31, 2005, less the exercise price.

(2)	Calculated on the basis of the fair market value of the underlying common stock at the time of exercise, less the exercise price.

Securities Authorized for Issuance under Equity Compensation Plans
      The following table provides information as of December 31, 2005 regarding the shares of common stock that may be issued under our existing equity compensation plans:

	Number of Securities to		Number of Securities
	be Issued Upon	Weighted-Average	Remaining Available for
	Exercise of Outstanding	Exercise Price of	Future Issuance Under
	Options, Warrants and	Outstanding Options,	Equity Compensation
Plan Category	Rights(1)	Warrants and Rights(2)	Plans(3)

Equity compensation plans approved by security holders	826,596	$28.38	1,907,286
Equity compensation plans not approved by security holders(4)	—	—	—

Total	826,596	$28.38	1,907,286

(1)	Includes options and restricted stock units granted under the 1994 Stock Option Plan, the 1999 Director Plan, the 2000 Director Plan, the Prudential Plan and the Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan, each of which is described in footnote 16 to our audited financial statements in our 2005 annual report.

(2)	Represents the weighted-average exercise price on options only. Restricted share units (convertible into 98,733 common shares) carry no exercise price and are not included in this weighted-average calculation.

(3)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(4)	All of our equity compensation plans have been approved by Maverick’s stockholders.
Severance Agreements with Current Executive Officers
      In 2005, we entered into a severance agreement with each of Messrs. Bunch and Evans, and Ms. Schuldt, which provide, among other things, that if we terminate the executive officer (other than for cause, as defined in the severance agreements), we will continue to pay the executive officer his or her then current base salary for a period of 18 months following the termination. In addition, during that 18 month period and to the extent permitted under our group health and life insurance plans, we will continue to pay for benefits under these plans.
      Each of the severance agreements for Messrs. Bunch and Evans, and Ms. Schuldt provides for severance pay to the officer if, within 30 months following a change of control of Maverick (as defined in each severance agreement), the executive officer’s employment with us (or our successor) is terminated by us (or our successor) other than for cause (as defined in each severance agreement) or is terminated by the executive officer for good reason (as such term is defined in each severance agreement). In either event, the executive officer shall be entitled to a (a) lump-sum severance payment equal to 2.5 times the sum of (i) the executive officer’s then annual base salary, (ii) the value of the executive officer’s bonus under our Performance Bonus Plan, assuming that the specified performance criteria for the year in question is met, (iii) an amount equal to 12 months of premiums required under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to maintain insurance coverage under our health insurance plan if the executive officer carried insurance prior to termination, (iv) an amount equal to 12 months of premium payments for life and disability insurance benefits, and (v) an amount equal to the executive officer’s annual car allowance or lease payments, and annual club membership fees allowance, if any; and (b) a gross-up payment in respect of excess parachute payments (as described in each severance agreement), if any, resulting from payments under the severance agreement.
      Additionally, each severance agreement for Messrs. Bunch and Evans, and Ms. Schuldt provides that all non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and all other equity based awards shall become fully vested and exercisable upon the occurrence of certain events which would result in a change of control. Pursuant to each severance agreement, a change of control means, generally, the occurrence of certain events that result in the acquisition by an entity, or group of entities acting in concert, of 35% or more of our outstanding common stock.
Severance Agreements with Former Executive Officers
      We previously entered into a severance agreement with each of Mr. Cowan and Ms. Boone that was substantially similar to the severance agreements with our current executive officers, except that each former executive officer’s severance agreement required, among other things, that if we terminate the executive officer (other than for cause, as defined in each severance agreement), we shall pay for a period of six months the executive officer’s then current base salary, including amounts being deferred under our deferred compensation plan. Also, each severance agreement did not include (a) the payment of 12 months of COBRA or life and disability insurance payments, (b) the car allowance and membership payments, nor (c) the immediate vesting of all non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and all other equity based awards upon the termination of the executive officer within the 30-month period following a change in control of Maverick. Each severance agreement did provide for the continuation of certain benefits (such as health, life and disability insurance) upon the termination of the executive officer within the 30-month period following a change in control of Maverick.
      Effective January 12, 2005, Ms. Boone accepted the non-executive officer position of Vice President and Treasurer in lieu of her position as our Vice President and Chief Financial Officer. Ms. Boone agreed to continue as the acting Chief Financial Officer until a new Chief Financial Officer was named. In connection with this change, Ms. Boone and Maverick entered into an addendum to her severance agreement. Among other things, the addendum provided for a lump sum payment equal to the cash equivalent of 18 months’ base pay plus the cost of health insurance premiums under COBRA should she separate from service during the transition period whether voluntarily or involuntarily for any reason. For purposes of the addendum, the transition period was the 180-day period following the earlier of March 15, 2005, or the appointment of a new Chief Financial Officer.
Compensation Committee Report
      Our Compensation Committee sets the compensation for each of our executive officers, including our Chief Executive Officer. The Compensation Committee is committed to providing a comprehensive compensation package designed to attract and retain quality executive officers, instill a long-term commitment to Maverick and ensure that the interests of management and our stockholders are aligned. With this in mind, the Compensation Committee’s principal objective is to link executive compensation to corporate performance. However, the Compensation Committee also considers progress on strategic and other qualitative goals when determining the overall compensation package of each of our executive officers. The Compensation Committee’s compensation policies include the following:

•	establishing compensation levels competitive with those of similar-sized manufacturing companies, and those of companies that comprise a self-selected group of other companies within our industry,

•	balancing our short-term and long-term goals and the performance of our executive officers in achieving these goals, and

•	linking executive officer compensation to increasing stockholder value through the use of equity grants.
      The primary components of Maverick’s compensation programs for its executive officers currently consist of base salary, cash bonuses and equity awards.
Base Salaries
      Our Compensation Committee initially determines the base salary for each of our executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by referring to the relevant competitive marketplace for executive management. The analysis includes a comparison to a self-selected group of other manufacturing companies of a size similar to that of Maverick and of companies within our industry which the Compensation Committee reevaluates annually and does not limit to companies that comprise the published industry index. The base salary for each of our executive officers is targeted generally at the mid-point within the comparative group. The Compensation Committee also takes into account other aspects of the entire compensation package awarded to the individual officer, which include matching contributions under our 401(k) plan, incentive compensation programs and certain other benefits.
      Base salaries are reviewed annually and adjusted after considering executive officer salaries of the comparative group, Maverick’s performance for the prior year, the individual executive’s contribution to our performance and the achievement of individual performance objectives. The Compensation Committee exercises judgment and discretion in the information it reviews, the analysis it considers and the weight it may assign to each criterion. In reviewing base salaries of our executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the views of the Chief Executive Officer. The views of the Chief Executive Officer typically are subjective, such as perception of the individual’s performance, the importance of the officer’s role and functional responsibilities to the overall well-being of Maverick and any planned changes in functional responsibilities.
      In determining the 2006 base salary for Mr. Bunch, our Chairman of the Board of Directors, President and Chief Executive Officer, the Compensation Committee considered several factors. These factors, to which the Compensation Committee did not attribute specific values or weights, included:

•	our financial performance during 2005 relative to our peers in the oil services industry,

•	competitive salary and bonus levels for chief executive officers at a self-selected group of other manufacturing companies of a size similar to that of Maverick and of companies within our industry, as well as general inflation of salaries in the economy, and

•	Mr. Bunch’s contribution to Maverick during his tenure as an executive officer.
      Based on these considerations, the Compensation Committee set Mr. Bunch’s base salary for 2006 at $450,000. For 2005, Mr. Bunch’s annual base salary was $390,000.
Bonuses
      Our executive officers are eligible for annual cash bonuses, under the terms of our Profitability Bonus Plan. The criteria for annual executive officer bonuses in 2005 were the achievement of a specified modified return on capital employed target (defined as: net income plus tax-effected interest expense divided by average equity plus total debt less cash) and the achievement of certain other performance goals. In 2005, we achieved these profitability goals within the range established by the Compensation Committee.
      For 2006, the criteria for annual executive officer bonuses relate to the achievement of a specified modified return on capital employed target and the achievement of certain other performance goals.
Equity Awards
      The granting of equity-based awards, including stock options, shares of restricted common stock and restricted stock units (convertible into shares of common stock upon meeting certain performance goals), is a key part of our overall compensation program and is designed to provide our executive officers with incentives to align their interests with those of our stockholders and to maximize Maverick’s long-term financial performance.
      In determining whether equity-based awards are granted and the amounts of such awards, the Compensation Committee may consider a variety of factors, including the responsibilities of the position held, the seniority and contributions of the executive officer, the amount and value of equity awards held, equity compensation trends in our industry and such other factors as it deems appropriate. For 2005, the Compensation Committee established target awards governing the receipt, timing and size of stock-based grants under our equity compensation plans. For 2006, the Compensation Committee has established certain targets for our executive officers.

      In 2005, the Compensation Committee awarded Mr. Bunch 28,151 shares of restricted common stock, 13,150 restricted stock units and 62,012 stock options to purchase shares of our common stock under the Maverick Tube Corporation 2004 Omnibus Incentive Plan. The shares of restricted common stock are subject to certain time-based or performance-based restrictions.

Respectfully submitted,

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF
MAVERICK TUBE CORPORATION

C. Adams Moore, Chairman
Gerald Hage, Member
Paul McDermott, Member

Audit Committee Report
      Management is responsible for the preparation, presentation and integrity of Maverick Tube Corporation’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Maverick and for implementing and maintaining internal controls over financial reporting.
      The responsibilities of the Audit Committee are provided in its charter, which has been approved by Maverick’s board of directors. The Audit Committee’s charter was most recently revised and approved by the board of directors on May  17, 2005. The charter is included as appendix A to this proxy statement.
      In fulfilling its oversight responsibilities with respect to the 2005 financial statements, the Audit Committee, among other things, has:

•	reviewed and discussed with management, Maverick’s audited financial statements as of and for the year ended December 31, 2005, including a discussion of the quality and acceptability of our financial reporting and internal controls,

•	reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61),

•	discussed with the independent registered public accounting firm their independence from management and from Maverick, including the matters in the written disclosures required by the Independence Standards Board No. 1, and considered the compatibility of non-audit services with the auditors’ independence, and

•	in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in Maverick’s annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
      The Audit Committee met with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of Maverick’s internal controls and the overall quality of Maverick’s financial reporting.

Respectfully submitted,

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
MAVERICK TUBE CORPORATION

David H. Kennedy, Chairman
Wayne P. Mang, Member
C. Adams Moore, Member
Jack Moore, Member

Performance Graph
      The following performance graph compares the five-year total stockholder return on our common stock to the total five-year return of:

•	the Philadelphia Oil Service Sector Index,

•	the NYSE Composite Index, and

•	the S&P 500 Index.
      The performance graph assumes that $100 had been invested in Maverick stock, the Philadelphia Oil Service Sector Index, the NYSE Composite Index and the S&P 500 Index on December 31, 2000, with the reinvestment of all dividends. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on December 31, 2005.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Maverick Tube Corporation	$100	$53	$55	$81	$128	$168

Philadelphia Oil Service Sector Index	$100	$70	$69	$75	$99	$146

NYSE Composite Index(1)	$100	$85	$75	$91	$76	$111

S&P 500 Index	$100	$86	$65	$82	$90	$93

(1)	On September 25, 2000, our common stock was listed on the NYSE and, on that same date, was withdrawn from trading on The NASDAQ National Market. Beginning in January 2003, a new methodology was used to calculate the NYSE Composite Index. The pre-2003 data has been adjusted to reflect use of the new methodology, in accordance with the historical data calculations published by the NYSE.
      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate all or portions of our filings, including this proxy statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the performance graph contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

Stockholder Proposals
      Under our bylaws, any stockholder who wishes to bring a matter before an annual meeting of stockholders must give timely notice to Maverick’s Secretary. In order to be timely, the stockholder’s notice must be delivered to or mailed and received not less than 45 days nor more than 90 days before the anniversary date of the day that proxy materials were first mailed for the prior year’s annual meeting. In the event, however, that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the prior year’s annual meeting, in order to be timely, notice must be received not later than the 10th day following the day on which such notice of the date of the annual meeting is first mailed (or the date on which the meeting date is publicly disclosed, whichever is first). The written notice must contain the name and record address of the stockholder submitting the proposal, a brief description of the proposal sought to be raised at the meeting, the class and number of shares of our stock beneficially owned by the proposing stockholder and certain other information specified in our bylaws. Failure to comply with the requirements set forth in the bylaws and summarized herein will preclude the stockholder from submitting the proposal to the meeting. For the 2007 annual meeting of stockholders, such written notice must be mailed and received by our Secretary not later than February 26, 2007, and not earlier than January 12, 2007.
      The foregoing requirements are separate from and in addition to the SEC requirements that a stockholder must meet to have a proposal included in our proxy statement. We must receive stockholder proposals intended to be presented at the 2007 annual meeting by December 13, 2006 in order to be considered for inclusion in our proxy statement relating to such meeting.
Stockholder Communications with Directors
      Our board of directors has implemented a process for stockholders to communicate with our directors. A stockholder who wishes to contact our board of directors, one or more individual directors, or the non-employee directors as a group, can write to:

Board of Directors
c/o Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri 63017
Attention: Secretary
      Alternatively, a stockholder can contact a director or directors via e-mail through our website at www.mavericktube.com. All communication received will be reviewed by appropriate Maverick personnel and promptly forwarded to the addressee. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee.
Householding of Materials
      In some instances, only one copy of this proxy statement and/or the annual report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report, as applicable, to any stockholder at your address. If you wish to receive a separate copy of the proxy statement or annual report, you can call us at (636) 733-1600 or send a written request to:

Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri 63017
Attention: Secretary

      Alternatively, stockholders sharing an address who now receive multiple copies of the proxy statement or annual report may request delivery of a single copy by calling us at (636) 733-1600 or writing to us at the address listed above.
      A copy of our 2005 annual report is included with this proxy statement. In addition, if you are a stockholder, we will provide you, free of charge with a copy of our annual report on Form 10-K for the 2005 fiscal year, as filed with the SEC (including financial statements and schedule), if you request a copy by writing to the address above.
Other Business
      Our board of directors knows of no other matters that may be brought before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named on the accompanying proxy card to vote on such matters in accordance with their best judgment.

/s/ JOYCE M. SCHULDT

JOYCE M. SCHULDT
Senior Vice President - Finance,
Chief Financial Officer and
Secretary

Appendix A
Maverick Tube Corporation
Audit Committee Charter

A.	Purpose
      The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Maverick Tube Corporation (the “Company”) are:

•	To assist the Board in overseeing:

•	the integrity of the Company’s financial statements

•	the Company’s compliance with legal and regulatory requirements

•	the independent auditor’s qualifications and independence, and

•	the performance of the Company’s internal audit function and independent auditors, and

•	To prepare an audit committee report as required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

B.	Committee Membership and Procedure
      The Committee shall consist of no fewer than three members, each of whom shall meet the independence requirements promulgated under the applicable SEC rules and New York Stock Exchange listing standards. All Committee members shall be financially literate and at least one member shall be an “audit committee financial expert,” as that term is defined by applicable rules of the SEC.
      The members of the Committee shall be appointed annually by the Board. Committee members may be removed and/or replaced by the Board. Committee members shall serve until their respective successors are appointed and qualify.
      The Board shall designate one Committee member as the Chairman; provided, however, that if the Board does not so designate a Chairman, the Committee members shall elect a Chairman by majority vote.
      Except as expressly provided in this Charter, the Company’s bylaws or the Company’s corporate governance guidelines, the Chairman of the Committee shall fix rules of procedure as he or she deems appropriate or necessary.

C.	Committee Authority and Responsibilities
      The independent auditor reports directly to the Committee. The Committee shall have the sole authority to appoint or replace the independent auditor and shall approve in advance all audit engagement fees and terms and all permitted non-audit engagements, fees and terms with the independent auditors. Between meetings of the Committee, the Chairman of the Committee may act on behalf of the Committee for the purpose of pre-approving such fees and terms, provided that the Chairman informs the Committee of any such actions at the next regularly scheduled Committee meeting. Any such actions by the Chairman shall be deemed to be actions taken by the Committee.
      The Committee shall meet as often as it deems necessary or appropriate, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate.
      The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the internal auditor and the independent auditor in separate executive sessions, to the extent it deems necessary or appropriate.

      The Committee shall make regular reports to the Board and annually evaluate its own performance.
      Specifically, the Committee shall:

Financial Statement and Disclosure Matters
      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and any certification, report, opinion or review rendered by the independent auditor, prior to filing with the SEC together with the Company’s annual report on Form 10-K.
      2. Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.
      3. Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its quarterly report on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.
      4. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting policies, estimates and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.
      5. Discuss with management, prior to filing and/or publishing, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.
      6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as any off-balance sheet arrangements on the Company’s financial statements.
      7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
      8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or management.

(b) The management letter provided by the independent auditor and the Company’s response to that letter.

(c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor
      9. Bear direct responsibility for the appointment, compensation (including pre-approval of all audit engagement fees and terms and all permitted non-audit engagements), retention and termination of the independent auditor, and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.
      10. Review the experience and qualifications of the senior members of the independent auditor team.

      11. Obtain and review a report from the independent auditor at least annually describing:

(a) the auditor’s internal quality-control procedures,

(b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and

(c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company, and based on the foregoing report and the independent auditor’s work throughout the year, evaluate the qualifications, performance and independence. This review will include the review and evaluation of the lead partner, and should take into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board.
      12. Pre-approve all audit and permitted non-audit services, as defined by the SEC.
      13. Consult with the independent auditor, out of the presence of management, concerning internal controls, and the fullness and accuracy of the Company’s financial statements.
      14. Monitor rotation of the audit partner, such that neither the lead (or coordinating) audit partner (having primary responsibility for the Company’s audit), nor the audit partner responsible for reviewing the Company’s audit (e.g., the concurring audit partner), has performed audit services for the Company in each of the Company’s five previous fiscal years.
      15. Set clear hiring policies for employees or former employees of the independent auditors

Oversight of the Company’s Internal Audit Function
      16. Review the appointment and replacement of the senior internal audit personnel.
      17. Review the significant reports to management prepared by the internal audit department and management’s responses.
      18. Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities
      19. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, has not been implicated.
      20. Review and approve, if the Committee deems appropriate, all related party transactions, as such term is defined by the SEC.
      21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies which raise material issues regarding the Company’s financial statements, disclosure requirements or accounting policies.
      22. Discuss with the Company’s Chief Legal Officer and Chief Compliance Officer legal matters that may have a material impact on the financial statements, disclosure requirements or the Company’s compliance policies.

      23. Establish procedures for the receipt, retention and treatment of complaints made to the Company, by employees and non-employees, regarding accounting, internal controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters, and periodically review with the Company’s Chief Compliance Officer any such complaints received.

Periodic Review of Charter
      The Committee shall reassess the adequacy of this Charter at least annually to ensure consistency with changing needs and compliance with all legal and regulatory requirements and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

     Maverick Tube Corporation

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Proposal 1 — Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 — C. Robert Bunch	☐	☐	05 — Paul McDermott	☐	☐

	For	Withhold		For	Withhold
02 — Gerald Hage	☐	☐	06 — C. Adams Moore	☐	☐

	For	Withhold		For	Withhold
03 — David H. Kennedy	☐	☐	07 — Jack B. Moore	☐	☐

	For	Withhold
04 — Wayne P. Mang	☐	☐
B Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm for 2006
The Board of Directors recommends a vote FOR the following proposals.

Ratification of appointment of independent registered public accounting firm for 2006.	For ☐	Against ☐	Abstain ☐
C Other Matters

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.
D Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
This Proxy when properly executed will be voted in the manner directed herein by the stockholder(s) signing same. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in proposal 1 and FOR proposal 2.
Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Maverick Tube Corporation

This Proxy is Solicited by the Board of Directors for the Annual Meeting of Stockholders — May 15, 2006
The undersigned hereby appoints JOYCE M. SCHULDT and RICHARD W. PRECKEL, and each of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of stock of MAVERICK TUBE CORPORATION which the undersigned is entitled to vote at Maverick Tube Corporation’s Annual Meeting of Stockholders to be held at 2:00 p.m. local time on Monday, May 15, 2006, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock, and the undersigned authorizes and instructs said proxies to vote as follows.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)